UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     July 19, 2001

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 9.

On July 19, 2001, the Corporation purchased 96,831 shares of Class A Common Stock and 93,085 shares of Class B Common Stock in a private transaction.
A copy of the press release issued in connection with this transaction is filed herewith as Exhibit 99, and incorporated by reference herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   July 19, 2001                     By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary





EX-99
PRESS RELEASE


FOR IMMEDIATE RELEASE

BROWN-FORMAN PURCHASES CLASS A AND CLASS B COMMON STOCK

LOUISVILLE, KY, July 19, 2001 -- Brown-Forman Corporation announced today that it has acquired 96,831 shares of Class A Common Stock and 93,085 shares of Class B Common Stock from an estate. The purchase price of the Class A shares was $66.85 per share and the purchase price of the Class B shares was $66.55 per share, the average of the respective closing prices of the stock from July 9 through July 13, 2001.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.